EXHIBIT 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                           OF INCOME (LOSS) PER SHARE

                                               THREE MONTHS        THREE MONTHS           NINE MONTHS            NINE MONTHS
                                                   ENDED              ENDED                 ENDED                   ENDED
                                              SEPT. 30, 2003      SEPT. 30, 2002         SEPT. 30, 2003          SEPT. 30, 2002
                                              --------------      --------------        --------------           --------------

Net income (loss)                              $ 166,000 000           $ 120,000            $ (37,000)          $ (1,574,000)
                                               ==============      ==============       ==============         ==============


Income (Loss) Per Share - Basic
-------------------------------
Weighted average shares outstanding during
the period                                         5,470,311           5,470,311            5,470,311              5,470,311
                                               ==============      ==============       ==============         ==============


Income (loss) per common share -
basic                                          $         .03           $     .02            $    (.01)          $       (.29)
                                               ==============      ==============       ==============         ==============

Income (Loss) Per Share - Diluted
---------------------------------
Weighted average shares outstanding during
the period                                         5,470,311           5,470,311            5,470,311              5,470,311


Effect of stock options dilution                           0                   0                    0                      0
                                               --------------      --------------       --------------         --------------


Total shares outstanding for purposes of
calculating diluted earnings                       5,470,311           5,470,311            5,470,311              5,470,311
                                               ==============      ==============       ==============         ==============


Income (loss) per common and common
equivalent share-diluted                       $         .03           $     .02            $    (.01)          $       (.29)
                                               ==============      ==============       ==============         ==============



                                       18